EXHIBIT 21.1

SUBSIDIARIES OF VISTAPRINT N.V.

Subsidiary	Jurisdiction of Incorporation

Albelli GmbH	Germany

AlbumPrinter B.V.	The Netherlands

AlbumPrinter.com B.V.	The Netherlands

AlbumPrinter Holding B.V.	The Netherlands

AlbumPrinter Productions B.V.	The Netherlands

AlbumPrinter Services B.V.	The Netherlands

Soft Sight, Inc.	Delaware, USA

Vistaprint Australia Pty Ltd	Australia

Vistaprint B.V.	The Netherlands

Vistaprint Canada Limited	Nova Scotia, Canada

Vistaprint Deutschland GmbH	Germany

Vistaprint España S.L.	Spain

Vistaprint Hong Kong Limited	Hong Kong, China

Vistaprint India Marketing Solutions Private Limited	India

Vistaprint Jamaica Limited	Jamaica

Vistaprint Japan LLC	Japan

Vistaprint Limited	Bermuda

Vistaprint Netherlands B.V.	The Netherlands

Vistaprint North American Services Corp.	Nova Scotia, Canada

Vistaprint Payment Facilitation Co. Inc.	Delaware, USA

Vistaprint SARL	France

Vistaprint Schweiz GmbH	Switzerland

Vistaprint Singapore Pte Limited	Singapore

Vistaprint Technologies Limited	Bermuda

Vistaprint Technologies Private Limited	India

Vistaprint Tunisie SARL	Tunisia

Vistaprint USA, Incorporated	Delaware, USA

Webs, Inc.	Delaware, USA